Exhibit 99.1

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 (File No. 333-215121) filed by CenturyLink, Inc. (the “Company”) with the U.S. Securities and Exchange Commission and declared effective on February 13, 2017, into which the Current Report on Form 8-K to which this consent is an exhibit is incorporated by reference, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person who is to become a director of the Company upon consummation of the Combination (as such term is defined in the Agreement and Plan of Merger, dated as of October 31, 2016, among the Company, Level 3 Communications, Inc., Wildcat Merger Sub 1 LLC and WWG Merger Sub LLC), and to the filing of this consent as an exhibit to a Current Report on Form 8-K of the Company that is incorporated by reference into the Registration Statement.

Date: February 24, 2017

By:	/s/ T. Michael Glenn
T. Michael Glenn